Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Investors	Denis K. Sheahan Chief Financial Officer (781) 982-6341

		Media:	Richard A. Hall Senior Vice President (781) 982-6486

Rockland Trust Company and Independent Bank Corp.
Elect Christopher Oddleifson President and Director

ROCKLAND, MA (Jan. 9, 2003) – Rockland Trust Company and its parent Independent Bank Corp. today announced that Christopher Oddleifson has been elected President and Director of both organizations. In addition, Oddleifson will become Chief Executive Officer on February 24, 2003. Douglas H. Philipsen will remain Chairman until June 30, 2003.

Oddleifson comes to Rockland Trust from the First Union Home Equity Bank in Charlotte, N.C., a national bank subsidiary of First Union, where he was President. During his tenure, he led the bank into new business channels generating significant opportunities for growth. Prior to First Union, he was the Executive Vice President for Consumer Financial Services at Signet Bank where he was responsible for the Consumer Bank. This unit was comprised of the branch banking, consumer lending, private banking, trust, mortgage banking, investment broker dealer and marketing divisions.

Chairman and Chief Executive Officer Douglas H. Philipsen said: “Chris Oddleifson is a leader and a team builder who will work with the strong executive team already in place to continue to build on the success and strength of Rockland Trust.”

“His ability to create innovative business models coupled with his experience in consumer banking, small business and trust services is an excellent match for our future growth prospects.”

Oddleifson said: “I am excited about this opportunity to join a great team working to enhance and expand our business throughout Southeastern Massachusetts and Cape Cod. Rockland Trust has a strong record of meeting the financial services needs of our customers and is well poised for further growth in the areas of consumer banking, commercial banking, small business and investment management.”

“As the largest commercial bank headquartered in Southeastern Massachusetts, an area that has experienced some of the largest growth in the state, we will be looking for innovative ways to expand our already strong franchise.”

“I want to thank the Board of Directors’ Search and Transition Committee for executing a succession plan that will insure that we have an orderly transition,” Philipsen said. “This is the next step in what we expect to be a very exciting future for Rockland Trust.”

Prior to joining Signet Bank, Mr. Oddleifson was a management consultant with Booz, Allen, and Hamilton where he worked with his clients to develop business strategies and ways to improve business performance. He holds a Bachelor of Science degree in Mechanical Engineering from Cornell University and a Masters of Business Administration degree from the Wharton School, University of Pennsylvania.

Douglas H. Philipsen and Christopher Oddleifson will host a conference call to discuss this appointment at 2:00 p.m. Eastern Standard Time on Friday, January 10, 2003. Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or telephonic access by dial-in at 888-753-5327 (password — INDB). A replay of the call will be available two hours after the completion of the conference call from January 10, 2003 to January 13, 2003 at midnight by calling 800-642-1687 (Conference ID 7518607).

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.3 billion in assets, 52 retail branches, seven commercial lending centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts. To find out more about Rockland Trust Company and its products, visit our web site at www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

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